UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2017

VALERITAS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-198807	46-5648907
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

750 Route 202 South, Suite 600

Bridgewater, NJ 08807

(Address of principal executive offices, including zip code)

+1-908-927-9920

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement

On February 9, 2017, Valeritas, Inc. (the “Company”) entered into an Amendment No. 1 to Second Amended and Restated Term Loan Agreement (the “Amendment”) with Capital Royalty Partners II L.P., Capital Royalty Partners II - Parallel Fund “A” L.P., Parallel Investment Opportunities Partners II L.P., Capital Royalty Partners II – Parallel Fund “B” (Cayman) L.P., and Capital Royalty Partners II (Cayman) L.P. (collectively, “Capital Royalty Group” or “CRG”).

CRG and the Company are parties to that certain Second Amended and Restated Term Loan Agreement, dated as of May 3, 2016 (the “Loan Agreement”), pursuant to which CRG loaned $50,000,000 of senior secured debt to the Company. The Amendment (i) extends the interest only-period of the Loan Agreement to May 2019 from May 2018; (ii) extends the deadline for full payment under the Loan Agreement to May 2022 from May 2021, and (iii) reduces the Company’s minimum cash and cash equivalent requirements to $2,000,000 from the previous requirement of $5,000,000 under the Loan Agreement, except that if the Company does not consummate an underwritten public offering of at least $40,000,000 in gross proceeds by December 31, 2017, then the minimum cash covenant reverts back to $5,000,000.

Item 8.01.	Other Events

On February 9, 2017, the Company issued a press release titled “Valeritas Amends Existing Credit Facility to Extend Payment Obligations”. A copy of the press release is filed as Exhibit 99.1 to this Periodic Report on Form 8-K, and is incorporated by reference herein.

Item 9.01.	Exhibits

(d) Exhibits

99.1	Press release issued by the Company on February 9, 2017 titled “Valeritas Amends Existing Credit Facility to Extend Payment Obligations”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERITAS HOLDINGS, INC.

Date: February 10, 2017	By:	/s/ John Timberlake
	Name:	John Timberlake
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Company on February 9, 2017 titled “Valeritas Amends Existing Credit Facility to Extend Payment Obligations”.